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                      ZIONS INSTITUTIONAL CAPITAL TRUST A

   OFFER TO EXCHANGE ITS 8.536% CAPITAL SECURITIES, SERIES A WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL OF ITS OUTSTANDING
                      8.536% CAPITAL SECURITIES, SERIES A

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                       ON APRIL   , 1997 UNLESS EXTENDED.

To Our Clients:

    Enclosed for your consideration is a Prospectus dated March   , 1997 (the
"Prospectus") and a Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by Zions Institutional Capital Trust A (the "Issuer") to exchange its 8.536% Capital Securities, Series A which have been registered under the Securities Act of 1933 (the "New Capital Securities") for a like Liquidation Amount of its outstanding 8.536% Capital Securities, Series A (the "Old Capital Securities"). As set forth in the Prospectus, the terms of the New Capital Securities are identical in all material respects to the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act of 1933, as amended, and therefore will not be subject to certain restrictions on their transfer and will not contain certain provisions providing for an increase in the Distribution Rate (as defined in the Prospectus) thereon under the circumstances described in the Registration Rights Agreement (as defined in the Prospectus). Old Capital Securities may be tendered in whole or in part in a Liquidation Amount of not less than $250,000 or any integral multiple of $1,000 in excess thereof.

    The enclosed material is being forwarded to you as the beneficial owner of Old Capital Securities held by us for your account or benefit but not registered in your name. An exchange of any Old Capital Securities may only be made by us as the registered Holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such Holder promptly if they wish to exchange Old Capital Securities in the Exchange Offer.

    Accordingly, we request instructions as to whether you wish us to exchange any or all such Old Capital Securities held by us for your account or benefit, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to exchange your Old Capital Securities.

    Your instructions to us should be forwarded as promptly as possible in order to permit us to exchange Old Capital Securities on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer expires at 5:00
p.m., New York City time, on April   , 1997, unless extended. The term
"Expiration Date" shall mean 5:00 p.m., New York City time, on April   , 1997,
unless the Exchange Offer is extended as provided in the Prospectus, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. A tender of Old Capital Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

    Your attention is directed to the following:

        1. The Exchange Offer is for the exchange of $1,000 Liquidation Amount of New Capital Securities for each $1,000 Liquidation Amount of Old Capital Securities. $200,000,000 aggregate Liquidation Amount of the Old Capital
    Securities was outstanding as of March   , 1997.

        2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER--CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.
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        3.  The Exchange Offer and withdrawal rights will expire at 5:00 p.m.,
    New York City time, on April   , 1997, unless extended.

        4. Zions First National Bank ("Zions") has agreed to pay certain of the expenses of the Exchange Offer. Any transfer taxes incident to the transfer of Old Capital Securities from the tendering holder to the Issuer will be paid by Zions, except as provided in the Prospectus and the Letter of Transmittal. See "The Exchange Offer--Fees and Expenses" in the Prospectus.

    The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Old Capital Securities residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

    If you wish us to tender any or all of your Old Capital Securities held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO EXCHANGE OLD CAPITAL SECURITIES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.
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                                  INSTRUCTIONS

    The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Zions Institutional Capital Trust A.

    This will instruct you to tender for exchange the aggregate Liquidation Amount of Old Capital Securities indicated below (or, if no aggregate Liquidation Amount is indicated below, all Old Capital Securities) held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

       Aggregate Liquidation Amount of Old Capital Securities to be tendered for exchange
                                $______________

*I (we) understand that if I (we)
sign this instruction form without
indicating an aggregate
Liquidation Amount of Old Capital
Securities in the space above, all
Old Capital Securities held by you
for my (our) account will be
tendered for exchange.                    ______________________________________
                                          Signature(s)
                                          ______________________________________
                                          Capacity (full title), if signing in a
                                          fiduciary or representative capacity

                                          ______________________________________
                                          ______________________________________
                                          ______________________________________
                                          ______________________________________
                                          Name(s) and address, including zip
                                          code
                                          Date: ________________________________
                                          ______________________________________
                                          Area Code and Telephone Number
                                          ______________________________________
                                          Taxpayer Identification or Social
                                          Security No.